                                                                    Exhibit 4.13

                      RESTRICTED STOCK PURCHASE AGREEMENT
                      -----------------------------------

     THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of
                                                     ---------
the 26th day of February, 1997, by and between OraPharma, Inc., a Delaware corporation (the "Company") and American Cyanamid Company, a Maine corporation
                  -------
("Stockholder").
  -----------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company and Stockholder are parties to an agreement dated as of the date hereof relating to, among other things, the transfer to the Company of certain technologies and other assets related to Minocin Periodontal and Stockholder's related drug delivery technologies and the grant by Stockholder to the Company of a license to make Minocin Periodontal (the "Minocin Agreement");
                                                           -----------------
and

     WHEREAS, pursuant to the terms of the Minocin Agreement, the Company has agreed to issue to Stockholder 220,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), on the terms and conditions
                                ------------
contained herein and in the Minocin Agreement; and

     WHEREAS, pursuant to the terms of the Minocin Agreement, the Company may elect to grant Stockholder one or more warrants to purchase shares of Common Stock of the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     SECTION 1. Definitions.
                -----------
     As used in this Agreement, the following terms shall have the following respective meanings:

     "Blue Sky Application" shall have the meaning set forth in Section 13.3(a).
      --------------------

     "Closing" and "Closing Date" shall have the meanings set forth in
      -------       ------------
Section 2.

     "Common Shares" shall mean the issued and outstanding shares of the
      -------------
Company's Common Stock, at the applicable time.

     "Equity Stock" shall have the meaning set forth in Rule 3a11-1 under the
      ------------
Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

     "Exchange Act" shall have the meaning set forth in Section 12.2(d).
      ------------

     "Founders" shall mean Oak Investment Partners VI, Limited Partnership, Oak
      --------
VI Affiliates Fund, Limited Partnership and Scheer Investment Holdings I, L.L.C.

     "Maximum Number" shall have the meaning set forth in Section 13.2.
      --------------

     "New Securities" shall mean any Equity Stock, including, but not limited
      --------------
to, shares of Common Stock, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Company.

     "Preferred Shares" shall mean the issued and outstanding shares of the
      ----------------
Company's Series A Preferred Stock, $.001 par value per share, and Series B Preferred Stock, $.001 par value per share.

     "Prospectus" shall have the meaning set forth in Section 13.3.
      ----------

     "Public Offering" shall mean a distribution of New Securities in an
      ---------------
underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act.

     "Purchasers" shall mean the owners of the Company's Preferred Shares
      ----------
originally issued pursuant to the Stock Purchase Agreement dated as of even date herewith.

     "Registrable Securities" shall have the meaning set forth in Section
      ----------------------
13.1(b).

     "Registration Statement" shall have the meaning set forth in Section
      ----------------------
13.1(a).

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any
      --------------
successor statute and the rules and regulations of the Securities and Exchange Commission thereunder, as shall be in effect at the applicable time.

     "Shares" shall mean the 220,000 shares of Common Stock issued to
      ------
Stockholder hereunder.

     "Shares, Warrant and/or Warrant Shares" shall mean the Shares, any Warrant
      -------------------------------------
Shares available for exercise under the Warrant and any Warrant Shares exercised pursuant to the Warrant.

     "Transfer" shall include any direct or indirect sale, assignment, transfer,
      --------
pledge (but not including a pledge in favor of the Company), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

     "Warrant" shall have the meaning set forth in Section 3.
      -------

     "Warrant Shares" shall have the meaning set forth in Section 3.
      --------------

     SECTION 2. Sale to Stockholder of the Shares.
                ---------------------------------

         2.1    General. Subject to the terms and conditions contained herein
                -------
and in consideration of the agreements between the Company and Stockholder contained in the Minocin Agreement, the Company hereby agrees to sell, transfer and assign to Stockholder at the Closing, and Stockholder hereby agrees to purchase from the Company at the Closing, the Shares.

         2.2    Closing. The closing of the sale and purchase of the Shares (the
                -------
"Closing") shall take place at the offices of the Company, 1200 Route 22 East,
 -------
Suite 220, Bridgewater, New Jersey on the third business day after the date on which the last to be fulfilled or waived of the conditions set forth in Sections 10 and 11 (other than those contemplated to be satisfied at Closing) shall be fulfilled or waived in accordance with this Agreement or at such other time, date or place as the parties may mutually agree upon (the "Closing Date"). At
                                                           ------------
the Closing, the parties to this Agreement will exchange funds, certificates and other documents specified in this Agreement.

     SECTION 3. Grant of Warrant. The Company may at its option, in accordance
                ----------------
with the terms of the Minocin Agreement, grant to Stockholder one or more warrants to purchase from the Company, on the terms and conditions set forth herein, in the Minocin Agreement and in the stock purchase warrant in the form attached hereto as Exhibit A (the "Warrant"), shares of Common Stock of the
                                   -------
Company (the "Warrant Shares"). Pursuant to the Minocin Agreement, the Warrant,
              --------------
if issued, shall be (i) either Option 1 Warrants (as defined in the Minocin Agreement) to purchase up to $125,000 of Warrant Shares or Option 2 Warrants (as defined in the Minocin Agreement) to purchase up to $1,000,000 of Warrant Shares, and/or (ii) Approval Warrants (as defined in the Minocin Agreement) to purchase up to $5,000,000 of Warrant Shares.

     SECTION 4. Legend on Shares and Notice of Transfer.
                ---------------------------------------

         4.1    Restrictive Legends. (a) Each Warrant and each certificate
                -------------------
evidencing Shares or Warrant Shares, and each Warrant and each certificate evidencing Shares or Warrant Shares held by subsequent transferees of any such Warrant or certificate, shall (unless otherwise permitted by the provisions of Section 4.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN

     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

         (b) Each Warrant and each certificate evidencing Shares or Warrant Shares, and each Warrant and each certificate evidencing Shares or Warrant Shares held by subsequent transferees of any such Warrant or certificate, shall also be stamped or otherwise imprinted with a legend in substantially the following form:

     ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK PURCHASE AGREEMENT DATED AS OF FEBRUARY 26, 1997 AMONG ORAPHARMA, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT(S) MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ORAPHARMA, INC.

         4.2    Restrictions on Transfer. (a) Each Warrant and each certificate
                ------------------------
evidencing Shares or Warrant Shares issued upon any Transfer (and each Warrant or certificate evidencing any untransferred balance of such Warrant, Shares or Warrant Shares, as the case may be) shall bear the legend set forth in Section 4.1(a) hereof and any Transfer may not be effectuated unless (i) in the opinion of counsel (acceptable to the Company) addressed to the Company the registration of future Transfers is not required or is exempted by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Company shall have waived the requirement of such legend; (iii) such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws; or (iv) the Company consummates a Public Offering. Upon the happening of any of the foregoing, at the request of Stockholder or its permitted transferee, the Company shall then issue a new Warrant or certificate not bearing such legends.

         (b) Each Warrant and each certificate evidencing Shares or Warrant Shares issued upon such Transfer (and each Warrant or certificate evidencing any untransferred balance of such Warrant, Shares and/or Warrant Shares, as the case may be) shall bear the legend set forth in Section 4.1(b) hereof, for so long as this Agreement remains in effect. In the event of the termination of this Agreement, the holder of Shares, Warrant and/or Warrant Shares may request that the Company issue a new Warrant or certificate not bearing the legend set forth in Section 4.1(b) hereof.

         (c) All restrictions imposed by this Section 4 upon the transferability of the Shares, Warrant and/or Warrant Shares shall cease and terminate as to any particular Shares, Warrant and/or Warrant Shares (a) when such securities shall have been effectively registered under the Securities Act or lawfully disposed of in a private or public transaction, or (b) when, in the opinion of counsel for the holder thereof and reasonably acceptable in form and substance to counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any of the Shares, Warrant and/or of Warrant Shares, Stockholder shall be entitled to receive from the Company without expense a new Warrant(s) or certificate(s) representing such Shares, Warrant or Warrant Shares not bearing the legends set forth in this Section 4.

     SECTION 5. Covenants of Stockholder and Company.
                ------------------------------------

         5.1    Prohibited Transfers. (a) Stockholder agrees that it shall not
                --------------------
Transfer the Shares, Warrant and/or Warrant Shares without the prior written consent of the holders of a majority of the outstanding Common Shares other than the Shares or Warrant Shares held by Stockholder, except as provided for in
Section 5.2. Notwithstanding the foregoing or anything else contained in this Agreement, the Minocin Agreement or the Warrant, there shall be no restrictions by the Company upon any Transfer of the Shares, Warrant and/or Warrant Shares
(i) by Stockholder to any affiliate (controlled by or under common control with Stockholder) of Stockholder, or (ii) upon the earlier of consummation by the Company of a Public Offering or six (6) years from the date hereof.

         (b) If requested in writing by the managing underwriters, if any, of any Public Offering, Stockholder agrees not to offer, sell, contract to sell or otherwise dispose of any Shares or Warrant Shares except as part of such Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering, and the Company hereby also so agrees; provided, however, that
                                                      --------
this restriction will not apply to transfers permitted under Section 5.1(a) provided such transferee agrees to be bound by the restriction contained in this
Section 5.1(b). Notwithstanding the foregoing, in the event that Stockholder shall have accepted an offer to purchase Offered Shares (as defined below) which have been offered pursuant to Section 5.2, Stockholder shall not be prohibited from consummating such sale, provided, that the purchaser agrees to be bound by
                             --------
the restrictions contained in this Section 5.1(b).

         5.2    Right of First Offer on Dispositions. (a) Without limiting
                ------------------------------------
Stockholder's right to Transfer all or any part of its Shares or Warrant Shares pursuant to any other provisions of this Agreement, if Stockholder desires to Transfer all or any part of its Shares or Warrant Shares pursuant to this
Section 5.2, Stockholder shall submit a written offer (the "Offer") to sell
                                                            -----
such Shares and/or Warrant Shares (the "Offered Shares") to the Company, which
                                        --------------
Offer shall specify the number and type of Offered Shares proposed to be sold, the total number of Shares, Warrant and/or Warrant Shares owned by Stockholder, and the terms and conditions, including price, at which the Offered Shares are being offered. Within ten (10) days of its receipt of the Offer from Stockholder, the Company shall forward a copy of such Offer to each of the Founders and Purchasers.

         (b) Each of the Founders shall have the right to purchase that number of Offered Shares, on the same terms and conditions specified in the Offer, as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares then owned by such Founder and the denominator of which shall be the aggregate number of Common Shares then owned by all of the Founders (the "Founders Pro Rata
                                                      -----------------
Fraction"). For the purpose of calculating the Founders Pro Rata Fraction, each
--------
Preferred Share shall be deemed to represent the number of Common Shares into which the Preferred Share is then convertible.

         (c) The Company shall have the right to purchase all of the remaining Offered Shares, on the same terms and conditions specified in the Offer, in excess of the Offered Shares accepted by the Founders.

         (d) If the Company and the Founders do not accept the Offer in accordance with Section 5.2(b) and 5.2(c), respectively, as to any or all of the Offered Shares, each Purchaser shall have the right to purchase, on the same terms and conditions specified in the Offer, that number of Offered Shares as shall be equal to the remaining number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares then owned by such Purchaser and the denominator of which shall be the aggregate number of Common Shares then owned by all of the Purchasers (the "Pro Rata Fraction"). For
                                                        -----------------
the purpose of calculating the Pro Rata Fraction, each Preferred Share shall be deemed to represent the number of Common Shares into which the Preferred Share is then convertible.

         (e) The Founders and Purchasers shall have a right of oversubscription such that, if any Founders and Purchasers fail to accept the Offer as to its, full Founders Pro Rata Fraction or Pro Rata Fraction, as the case may be, the Founders and Purchasers shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Founder or Purchaser by accepting the offer as to more than its, Founders Pro Rata Fraction or Pro Rata Fraction, as the case may be. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Founders and Purchasers shall be cut back with respect to their oversubscriptions so as to purchase the Offered Shares as nearly as possible in accordance with their respective Founders Pro Rata Fraction or Pro Rata Fraction, as the case may be, or as they may otherwise agree among themselves. In all instances, the Purchasers shall have the right to purchase only such Offered Shares as are not purchased by the Company and the Founders.

         (f) If a Founder or Purchaser desires to purchase all or any part of the Offered Shares on the same terms and conditions specified in the Offer, such Founder or Purchaser (a "Purchasing Stockholder") shall communicate in writing
                         ----------------------
its election to purchase (an "Acceptance") to the Company, which Acceptance
                              ----------
shall state the number of Offered Shares the Purchasing Stockholder desires to purchase and shall be delivered in person or mailed to the Company and the other Founders and Purchasers, within 25 days of the date the Offer was forwarded to such Purchasing Stockholder by the Company pursuant to Section 5.2(a). Within three (3) days of its receipt of such Acceptance from a Founder or Purchaser, the Company shall forward such Acceptance to Stockholder.

         (g) If the Company desires to purchase all or any portion of the Offered Shares not accepted by the Founders, on the same terms and conditions specified in the Offer, the Company shall communicate in writing its Acceptance to Stockholder, the Founders and the Purchasers, which Acceptance shall be delivered in person or mailed to Stockholder, the Founders and the Purchasers within 30 days the Offer was made to the Company by Stockholder pursuant to
Section 5.2(a).

         (h) If the Company and/or the Purchasing Stockholders elect to purchase all of the Offered Shares, sale of the Offered Shares pursuant to this
Section 5.2 shall be made at the offices of the Company on the 30th day following the expiration of the period applicable pursuant to Section 5.2 (f) and (g) after the Offer is made (or if such 30th day is not a business day, then on the next succeeding business day). Such sales shall be effected by Stockholder's delivery to each Purchasing Stockholder or the Company, as the case may be, of a certificate or certificates or warrant evidencing the Offered Shares to be purchased by it duly endorsed for transfer to the Purchasing Stockholder or the Company, as the case may be, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to Stockholder of the purchase price therefor by the Company or such Purchasing Stockholder, as the case may be. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

         (i) If the Purchasing Stockholders and the Company do not elect to purchase all of the Offered Shares, then the Offered Shares may be sold by Stockholder at any time within 150 days after the date the Offer was made. Any such sale shall be upon terms and conditions, including price, not less favorable to Stockholder than those specified in the Offer. Any Offered Shares not sold within such 150-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 5.2.

     SECTION 6. Representations and Warranties of Stockholder. In connection
                ---------------------------------------------
with the transactions contemplated by this Agreement and the Minocin Agreement, Stockholder hereby represents and warrants to the Company as follows:

         6.1    Investment Intent; Capacity to Protect Interests. Stockholder is
                ------------------------------------------------
purchasing
the Shares (and, if the Warrant is granted, the Warrant and the Warrant Shares), solely for its own account for investment and not with a view to or for sale in connection with any distribution thereof or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares (and the Warrant and Warrant Shares, if applicable), or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act.

         6.2    Restricted Securities. Stockholder understands and acknowledges
                ---------------------
that the sale of the Shares have not been (and, if the Warrant is granted, the sale of the Warrant and Warrant Shares will not be) registered under the Securities Act and that the Shares (and the Warrant and Warrant Shares, if applicable) may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act.

         6.3    Accredited Investor. Stockholder is an "accredited investor", as
                -------------------
defined in Rule 501 under the Securities Act.

         6.4    Organization, Good Standing and Qualification. Stockholder is a
                ---------------------------------------------
corporation validly existing and in good standing under the laws of the State of Maine and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Stockholder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would be reasonably expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of Stockholder.

         6.5    Authorization. Stockholder has all requisite corporate power and
                -------------
authority (a) to execute, deliver and perform its obligations under this Agreement and the Minocin Agreement; and (b) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement and the Minocin Agreement. All corporate action on the part of Stockholder, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Minocin Agreement, the performance of all obligations of Stockholder hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement and the Minocin Agreement constitute valid and legally binding obligations of Stockholder, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         6.6    Compliance with Other Instruments. The execution, delivery and
                ---------------------------------
performance of this Agreement and of the transactions contemplated hereby will not result in any violation of or constitute, with or without the passage of time and the giving of notice, either a default under any provision of its Certificate of Incorporation or By-laws of Stockholder or any material provision of any material indenture, agreement or other instrument by which Stockholder or any of its properties or assets is bound, or result in the creation or imposition of any lien, or encumbrance upon any of the material properties or assets of Stockholder or result in the acceleration or termination of, or the creation in any party of, the right to accelerate, terminate, modify or cancel, any indenture, lease, sublease, loan agreement, note or other obligation or liability to which Stockholder is a party or is bound, except where the foregoing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of Stockholder.

         6.7    Governmental Consents. No consent, approval, order or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Stockholder in connection with Stockholder's valid execution, delivery and performance of this Agreement and the Minocin Agreement.

     SECTION 7. Representations and Warranties of the Company. The Company
                ---------------------------------------------
hereby represents and warrants to Stockholder that:

         7.1    Organization, Good Standing and Qualification. The Company is a
                ---------------------------------------------
corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would be reasonably expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company.

         7.2    Authorization. The Company has all requisite corporate power and
                -------------
authority (a) to execute, deliver and perform its obligations under this Agreement and the Minocin Agreement; (b) to issue the Shares in the manner and for the purpose contemplated by this Agreement; and (c) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement and the Minocin Agreement. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Minocin Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the Shares being sold has been taken or will be taken prior to the Closing, and this Agreement and the Minocin Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         7.3    Valid Issuance of Shares. The Shares sold and delivered in
                ------------------------
accordance
with the terms hereof for the consideration expressed herein will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Stockholder in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

         7.4    Capitalization. The authorized capital stock the Company
                --------------
consists of (a) 10,143,408 shares of Common Stock, par value $.001 per share, of which, as of February 24, 1997, 335,500 were issued and outstanding, and (b) 7,393,408 shares of Preferred Stock, par value $.001 per share, of which, as of December 31, 1996, none were issued and outstanding and, except for the transactions contemplated hereby, since September 30, 1996, the Company has not issued any shares of Common Stock or Preferred Shares, granted any option (except for stock options granted under the Company's employee, consultant and director stock option plans), warrants (other than warrants to purchase shares of Preferred Stock issued to the certain of the Purchasers in connection with bridge loans made by such Purchasers to the Company), rights (including conversion or preemptive rights, except for stock purchased under the Company's stock purchase plans), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company.

         7.5    Compliance with Other Instruments. The execution, delivery and
                ---------------------------------
performance of this Agreement and of the transactions contemplated hereby will not result in any violation of or constitute, with or without the passage of time and the giving of notice, either a default under any provision of its Certificate of Incorporation or By-laws of the Company or any material provision of any material indenture, agreement or other instrument by which the Company or any of its properties or assets is bound, or result in the creation or imposition of any lien, or encumbrance upon any of the material properties or assets of the Company or result in the acceleration or termination of, or the creation in any party of, the right to accelerate, terminate, modify or cancel, any indenture, lease, sublease, loan agreement, note or other obligation or liability to which the Company is a party or is bound, except where the foregoing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company.

         7.6    Governmental Consents. No consent, approval, order or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery and performance of this Agreement and the Minocin Agreement. The filings under state securities laws related to the issuance of the Shares and the Warrant Shares, if any, will be effected by the Company at its cost within the applicable stipulated statutory period.

     SECTION 8. Filings and Authorizations. The Company and Stockholder, as
                --------------------------
promptly as practicable, (a) will make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to them as may be required for them to consummate the transactions contemplated hereby in accordance with the terms of this Agreement, and (b) will use reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all governmental authorities necessary to be obtained by them in order for them to consummate such transactions.

     SECTION 9. Conditions to Obligation of Each Party to Effect the
                ----------------------------------------------------
Transactions Contemplated by this Agreement. The obligation of each party to
-------------------------------------------
effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) all governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained; and

         (b) no stop order or other order enjoining the sale of the Shares to be purchased and sold at the Closing shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Commission or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction and no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would restrain or otherwise prevent the consummation of the transactions contemplated by the Agreement.

     SECTION 10. Conditions of Stockholder's Obligations at the Closing. The
                 ------------------------------------------------------
obligations of Stockholder under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective without the consent of Stockholder thereto:

        10.1    Representations and Warranties. The representations and
                ------------------------------
warranties of the Company contained in Section 7 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

        10.2    Performance. The Company shall have performed and complied with
                -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and all corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to Stockholder.

        10.3    Compliance Certificate. An officer of the Company shall have
                ----------------------
delivered to Stockholder a certificate certifying that the conditions specified in Sections 10.1 and 10.2 have been fulfilled.

        10.4    Proceedings and Documents. All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Stockholder and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     10.5 The Minocin Agreement. The Company and Stockholder shall have entered
          ---------------------
into the Minocin Agreement of even date herewith.

     10.7 Certificate. The Company shall have furnished to Stockholder a
          -----------
certificate, signed by an authorized officer of the Company, certifying: (a) the due organization and good standing of the Company; (b) the corporate resolutions of the Company authorizing the transactions contemplated by this Agreement and the Minocin Agreement; and (c) the incumbency of officers of the Company executing this Agreement and the other instruments or certificates delivered upon the Closing.

     10.8 Share Certificate. The Company shall have furnished to Stockholder a
          -----------------
certificate or certificates representing the Shares (free and clear of all liens, claims and other encumbrances except as otherwise provided herein) to be purchased and sold at the Closing, accompanied by the requisite stock transfer tax stamps or funds for the purchase thereof.

     10.9 Other Documentation. The Company shall have furnished to Stockholder
          -------------------
such other instruments and documents, in form and substance reasonably acceptable to Stockholder, as may be necessary to effect the Closing.

     11. Conditions of the Company's Obligations at the Closing. The obligations
         ------------------------------------------------------
of the Company to Stockholder under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by
Stockholder:

     11.1 Representations and Warranties. The representations and warranties of
          ------------------------------
Stockholder contained in Section 6 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     11.2 Performance. Stockholder shall have performed and complied with all
          -----------
agreements, obligations and conditions contained in this agreement that are required to be performed or complied with by it on or before the Closing, and all corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to the Company.

     11.3 Compliance Certificate. An officer of Stockholder shall have delivered
          ----------------------
to the Company a certificate certifying that the conditions specified in Sections 11.1 and 11.2 have been fulfilled.

     11.4 Proceedings and Documents. All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     11.6     Minocin Agreement. The Company and Stockholder shall have entered
              -----------------
into the Minocin Agreement of even date herewith.

     11.7     Certificate. The Stockholder shall have furnished to the Company a
              -----------
certificate, signed by an authorized officer of the Company, certifying: (a) the due organization and good standing of the Stockholder; (b) the corporate resolutions of the Stockholder authorizing the transactions contemplated by this Agreement and the Minocin Agreement; and (c) the incumbency of officers of Stockholder executing this Agreement and the other instruments or certificates delivered upon the Closing.

     11.8     Other Documentation. Stockholder shall have furnished to the
              -------------------
Company such other instruments and documents, in form and substance reasonably acceptable to the Company as may be necessary to effect the Closing.

  SECTION 12. Covenants. The Company covenants and agrees that, so long as
              ---------
Stockholder shall own any Shares, the Warrant and/or Warrant Shares, it will perform and observe the following covenants and provisions and will cause each subsidiary of the Company, if and when such subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such subsidiary:

     12.1     Corporate Existence. Do or cause to be done all things necessary
              -------------------
to preserve, renew and keep in full force and effect its legal existence.

     12.2     Reporting Requirements. Furnish to Stockholder:
              ----------------------

     (a)      Monthly Reports: as soon as available and in any event within 45
              ---------------
days after the end of each calendar month, balance sheets, statements of income and retained earnings and a summary statement of monthly cash flow and expenses of the Company and its subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the monthly budget or business plan and an analysis of the variances from the budget or plan, prepared in accordance with generally accepted accounting principles consistently applied.

     (b)      Annual Reports: as soon as available and in any event within 120
              --------------
days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of changes in financial position of the Company and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing approved by the Board of Directors.

     (c)      Notice of Adverse Changes: promptly after the occurrence thereof
              -------------------------
and in any event within five (5) business days after it becomes aware of each occurrence, notice of any material adverse change in the business, assets, management, licensing activities, operations or financial condition of the Company.

     (d)      Rule 144A Information. At all times during which the Company is
              ---------------------
neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act (the "Exchange Act") nor exempt from reporting pursuant
                              ------------
to Rule 12g3-2(b) under the Exchange Act, the Company will provide as promptly as practicable (in any event not later than twenty (20) days after initial request) in written form, upon the written request of any purchaser or prospective buyer of Shares from any purchaser, all information required by Rule 144A(d)(4)(i) under the Securities Act.

  SECTION 13. Registration Rights.
              -------------------

         13.1 Incidental Registration.
              -----------------------

         (a) If at any time or times after consummation of the Company's initial Public Offering, the Company intends to file a registration statement on Form S-1, S-2, S-3 or other appropriate form (a "Registration Statement") for
                                                 ----------------------
the registration with the Commission of an underwritten offering of the Common Stock for the account of the Company or other holder of Common Stock (or any derivative security related thereto), the Company shall notify each of the holders of record of Registrable Securities (as defined below) at least 30 days prior to each such filing of the Company's intention to file such a Registration Statement. Such notice shall state the number of shares of Common Stock proposed to be registered thereby. If any holder of Registrable Securities notifies the Company within fifteen (15) days after receipt of such notice from the Company of its desire to have included in such Registration Statement any of its Registrable Securities, then the Company shall cause the Company to include such shares in such Registration Statement.

         (b)  For purposes of this Agreement, "Registrable Securities" shall
                                               ----------------------
mean, collectively (i) the Shares (and the Warrant Shares, if issued and outstanding), and (ii) securities issued as a dividend on or other distribution with respect to or in exchange or replacement or in subdivision of any Shares (or Warrant Shares, if issued and outstanding). Registrable Securities will cease to be such when (x) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective Registration Statement, (y) they are sold, transferred or distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (z) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stock transfer order or other restriction on transfer and not bearing a legend restricting transfer in the absence of an effective registration or an exemption from the registration requirements of the Securities Act.

     (c) The Company may in its discretion withdraw any Registration Statement filed pursuant to this Section 13.1(a) subsequent to its filing without liability to the holders of Registrable Securities.

     13.2. Allocations. In the event that the managing underwriter for any such
           -----------
offering described in Section 13.1(a) notifies the Company that, in good faith, it is able to proceed with the proposed offering only with respect to a smaller number (the "Maximum Number") of securities and Registrable Securities than the
             --------------
total number of Registrable Securities proposed to be offered by such holders and securities proposed to be offered by the Company and all others entitled to registration rights in connection with such Registration Statement, then the aggregate number of shares of Registrable Securities proposed to be offered by the holders thereof and the total number of securities proposed to be offered by all other holders (other than the Company and the Purchasers) desiring to include shares in such Registration Statement shall equal the Maximum Number less the number of shares proposed to be offered by the Company and the Purchasers, such difference to be allocated pro rata in accordance with the
                                            --- ----
number of shares proposed to be offered by each such party other than the Company and the Purchasers. Notwithstanding the foregoing, the registration rights of Stockholder shall always be subject to the registration rights of the Purchasers.

     13.3  Indemnity. (a) In connection with a Registration Statement filed with
           ---------
the Commission pursuant to this Section 13, the Company will indemnify and hold harmless each holder of Registrable Securities and each person, if any, who controls any holder of Registrable Securities within the meaning of the Securities Act against any loss, claim, damage or liability, joint or several, to which such holder or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (x) in the Registration Statement (including any preliminary prospectus and the prospectus as a part thereof (the "Prospectus") or any amendment or supplement thereof, or
                        ----------
(y) in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the
                                           --------------------
omission or alleged omission to state in the Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereof or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each holder of Registrable Securities and each such controlling person for any actual, out-of-pocket legal or other expenses reasonably incurred by such holder of Registrable Securities or such controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such
           --------  -------
case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the holder of Registrable Securities or a controlling person of such holder specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and provided, further, that the Company shall not be liable in any such
             --------  -------
case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or alleged omission contained in a preliminary prospectus, which statement or omission was corrected in a final prospectus filed pursuant to the Securities Act if the holder failed to provide a copy of such final prospectus to a purchaser who alleges to have been damaged by such statement or omission.

     (b) Each holder of Registrable Securities severally, but no jointly, will indemnify and hold harmless the Company, each of the Company's directors, officers and agents and each person, if any, who controls the Company within the meaning of the Securities Act, as well as any underwriter who participates in the distribution of securities covered by such Registration Statement, against any loss, claim, damage or liability to which the Company, or any such director, officer, agent, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including each preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereof or in any Blue Sky application, or (B) an omission or alleged omission to state in the Registration Statement (including any preliminary prospectus and the Prospectus as a part thereof) or any amendment or supplement thereof or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder of Registrable Securities specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, agent or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 13, notify in writing the indemnifying party of the commencement thereof within a reasonable time thereafter. The omission to so notify the indemnifying party will not relieve it from any liability under this Section 13 as to the particular item for which indemnification is then being sought (except to the extent prejudiced by such failure to timely notify the indemnifying party). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with the power (with the consent of the indemnified party) to enter into a settlement or compromise, with counsel who shall be reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if
                                                      --------  -------
it is necessary for the indemnified parties to be represented by separate counsel, the indemnified parties shall have the right to employ a single counsel to represent the indemnified parties, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party.

     13.4     Certain Procedures. The Company shall (a) provide each holder of
              ------------------
Registrable Securities included in any registration with a "cold comfort" letter from the Company's independent public accounts, in customary form covering those matters customarily covered by a "cold comfort" letter with respect to any such Registration Statement and addressed to such holder; and (b) use its best efforts to execute and deliver with underwriters for the offering covered by any such Registration Statement, an underwriting agreement in form and substance customarily executed for public offerings of common stock. In addition, Company management shall, at the request of the managing underwriter, make themselves available to participate in reasonable marketing (e.g., Road Shows) in
                                                  ---
conjunction with any Registration Statement pursuant to this Section 13.

     13.5     Expenses. The Company shall bear all expenses, but not including
              --------
underwriting discounts and commissions, in connection with a registration of Common Stock pursuant to this Section 13. As used in this Section 13, "expenses" of a registration shall mean the expenses disclosed in Item 13 of Part II of the Form S-1 registration statement, or in a comparable section of any similar form permitting an underwritten public offering, as well as expenses of underwriters customarily reimbursed by issuers or selling stockholders, excluding transfer taxes.

  SECTION 14. Remedies. In case any one or more of the covenants,
              --------
representations and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party entitled to the benefit of such covenants or agreements may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, (a) an action for damages as a result of any such breach, (b) an action for specific performance of any such covenant or agreement contained in this Agreement, and/or (c) a temporary or permanent injunction, in any case without showing any actual damage. The rights, power and remedies of the parties under this Agreement are cumulative and not exclusive of any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.
                       -- ------

     SECTION 15. Successors and Assigns. Except as otherwise expressly provided
                 ----------------------
herein, this Agreement shall bind and inure to the benefit of the Company, Stockholder, the respective successors or heirs, distributees and personal representatives and permitted assigns of the Company and Stockholder, and each other person who shall properly become a registered holder of any Shares or Warrant Shares that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or Rule 144 or Rule 144A (or any similar or successor rule).

     SECTION 16. Entire Agreement. This Agreement (including the Schedules and
                 ----------------
Exhibits hereto) and the Minocin Agreement (including the Schedules and Exhibits thereto) contain the entire agreement among the parties with respect to the subject matter hereof and supersede other prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 17. Notices. All notices, consents and other communications under
                 -------
this Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one
(1) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses or telecopy numbers as a party may designate as to itself by notice to the other parties):

                 (a)      If to Stockholder:

                           American Cyanamid Company
                           c/o Wyeth-Ayerst Laboratories Division of
                           American Home Products Corporation
                           555 E. Lancaster Avenue
                           St. Davids, Pennsylvania 19087
                           Attn:  President
                           Telecopier No.:  610-995-3390

                  with a copy to:

                           American Home Products Corporation
                           Five Giralda Farms
                           Madison, New Jersey 07940
                           Attention: Senior Vice President and General Counsel Telecopier No.: 201-660-7155

                  (b)      If to the Company:

                           OraPharma, Inc.
                           1200 Route 22 East
                           Suite 2000
                           Bridgewater, New Jersey 08807
                           Attention:  Chief Executive Officer
                           Telecopier No.:  908-806-6199

                  with a copy to:

                           Sills Cummis Zuckerman Radin
                              Tischman Epstein & Gross, P.A.
                           One Riverfront Plaza
                           Newark, New Jersey 07102
                           Attention:  Ira A. Rosenberg, Esq.
                           Telecopier No.:  (201) 643-6500

     SECTION 18. Changes. The terms and provisions of this Agreement may not be
                 -------
modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto.

     SECTION 19. Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 20. Headings. The benefits of the various sections of this
                 --------
Agreements have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 21. Nouns and Pronouns. Whenever the context may require, any
                 ------------------
pronouns used herein shall include the corresponding masculine feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 22. Severability. Any provision of this Agreement that is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 23. Governing Law; Jurisdiction. This Agreement and (unless
                 ---------------------------
otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New Jersey, without regard to the conflicts of law principles thereof.

     SECTION 24. Survival of Warranties. The warranties, representations of the
                 ----------------------
Company and Stockholder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Stockholder or the Company.

     SECTION 25. Finder's Fees. Each party represents that it neither is nor
                 -------------
will be obligated for any finder's fee or commission in connection with this transaction. Each party agrees to indemnify and hold harmless the other from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which the indemnifying party or any of its officers, partners, employees or representatives is responsible.

     SECTION 26. Expenses. Each party shall pay all costs and expenses that it
                 --------
incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or any securities purchased hereunder, and shall save and hold Stockholder harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

     SECTION 26. Further Assurances. Each party agrees that upon request of any
                 ------------------
other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


WITNESS:                                    ORAPHARMA, INC.


     [signature illegible]                  By: /s/   Michael Kishbauch
-------------------------------                -----------------------------
                                                Michael Kishbauch, President


WITNESS:                                    AMERICAN CYANAMID COMPANY


     [signature illegible]                  By:   [signature illegible]
-------------------------------                ---------------------------